Transition Agreement

This Transition Agreement (the “Agreement”), dated February 25, 2026, is made by and between John T. McDonald (“you”) and Upland Software, Inc. (the “Company”). This Agreement is effective on the eighth (8th) day after you sign it, provided you do not revoke it before that day in accordance with Section 5(b) of this Agreement (the “Effective Date”). You and the Company are collectively referred to herein as “Parties” and individually as “Party.”
WHEREAS, you are employed by the Company pursuant to the terms of that certain employment agreement by and between the Parties, dated as of March 22, 2017, and as amended on March 13, 2019, November 12, 2020, and January 30, 2024 (the “Employment Agreement”);
WHEREAS, you and the Company are parties to an Employee Proprietary Information Agreement, which you signed on or about March 28, 2017 (the “PIA”);
WHEREAS, the Company previously granted you awards of restricted stock units (“RSUs”) and performance stock units (“PSUs”), in each case pursuant to, and subject to the terms and conditions of, the Company’s equity plans and applicable award agreements between the Parties;
WHEREAS, you are retiring from your position as Chief Executive Officer, effective as of April 30, 2026, or such earlier date that your employment is terminated by you or the Company (the “Separation Date”);
WHEREAS, effective upon the Separation Date, you will retain your position as Chairman of the Board of Directors of the Company (the “Board”) and serve in such capacity pursuant to the terms and conditions set forth herein; and
WHEREAS, the Company wishes to enter into this Agreement with you in order to provide for an efficient and seamless transition of leadership of the Company which the Board of the Company believes is in the best interests of the Company and its shareholders.
NOW, THEREFORE, in consideration of the mutual promises made herein, the Parties hereby agree as follows:

1.Interim Period and Separation Date. Your last day of employment with the Company is the Separation Date. Between the Effective Date and the Separation Date (the “Interim Period”), the Company shall continue to employ you as the Chief Executive Officer, pursuant to the terms and conditions of your Employment Agreement. Your employment with the Company remains at-will during the Interim Period. Regardless of whether you sign this Agreement, following the Separation Date, the Company will provide you with your final paycheck, which will include your final wages less applicable taxes and withholdings, through the Separation Date and payable in accordance with applicable law.
2.Separation Benefits. If you: execute, do not revoke, and comply with this Agreement, the Company shall provide you with the following separation benefits (collectively, the “Separation Benefits”):

a. During the 24 months following the Separation Date (the “Transition Period”), you shall (i) remain available to the Company as needed for transitioning your duties and provide other transitional assistance to the Company as requested by the Company; and (ii) continue to have access to your current office and the office conference rooms and common space (provided, however, that nothing in this Agreement shall obligate the Company to continue leasing such office space, except; however, following a sale of the Company and discontinuation of the Company’s office lease, you will be provided with an office of similar type and quality as your current office or payment of an amount equivalent to a lease for such office for the remainder of the Transition Period) and your administrative assistant.
b. Commencing in the month following the Separation Date, the Company will pay you a monthly taxable payment estimated to equal, after taxes at the maximum federal personal income tax rate, the full cost of COBRA continuation coverage for you and any covered dependents under the group health, dental and vision benefit plans that you were participating in immediately prior to the Separation Date (for clarity, these payments will be made regardless of whether you elect to receive COBRA continuation benefits and it will be your responsibility to elect COBRA continuation coverage and pay any COBRA premiums (if you choose to) and to find alternative health, dental and/or vision insurance once any COBRA continuation coverage expires).
c. Prior to the Separation Date, the Company will take such actions as are necessary so that, effective as of the Separation Date, your 250,000 PSUs (with a total of 750,000 at maximum performance) granted on January 28, 2025 are canceled and you are granted 250,000 RSUs that will vest on the earliest of (i) February 28, 2028, subject to your continued service on the Board through such date, (ii) the termination of your service on the Board without Cause, as that term is defined in your Employment Agreement and (iii) a Change in Control, as defined in the Company’s 2024 Omnibus Incentive Plan. For clarity, your RSUs will remain subject to the terms of the RSU award agreements and Plans under which they were granted. Additionally, the Company agrees to cooperate to remove the legends (including providing any legal opinion required in connection therewith) from your Company equity and/or transfer your equity holdings from the Company’s transfer agent to your designated brokerage account when legally permissible and requested by you.
d. For a period of six (6) years following the Separation Date (the “Tail Period”), the Company shall obtain and maintain in full force and effect a “tail” or “run-off” directors’ and officers’ liability insurance policy (the “Tail Policy”) with respect to acts or omissions occurring prior to the Separation Date that were committed by Executive in Executive’s capacity as an officer and/or director of the Company and its subsidiaries and affiliates. The Tail Policy shall provide coverage on terms and conditions no less favorable to Executive than those provided under the Company’s directors’ and officers’ liability insurance policy in effect as of the Separation Date. The Company shall bear all costs and expenses associated with obtaining and maintaining the Tail Policy.
3.Other Severance Benefits. After the Separation Date, you acknowledge and agree that you are not entitled to any additional severance compensation or benefits, except as set forth in this Agreement. In that regard, you expressly agree that none of the changes to your title, duties, responsibilities, or reporting relationship, and no other events contemplated by this

Agreement, shall constitute “Good Reason” under the Employment Agreement and, except as expressly provided in this Agreement, you shall have no right to post-termination compensation or benefits from the Company Parties (as defined below) under the Employment Agreement or otherwise, and the payments and benefits being offered to you under this Agreement are in full satisfaction of any such benefits or obligations.
4.General Release and Waiver.
a.General Release. In exchange for the Separation Benefits and other consideration under this Agreement, to which you would not otherwise be entitled, and except as otherwise set forth in this Agreement and as set forth in the grant documents related to your equity in the Company, you, on behalf of yourself and, to the extent permitted by law, on behalf of your spouse, heirs, executors, administrators, assigns, insurers, attorneys and other persons or entities, acting or purporting to act on your behalf (collectively, the “Employee Parties”), hereby generally and completely release, acquit and forever discharge the Company, its parents and subsidiaries, and its and their officers, directors, managers, partners, agents, representatives, employees, attorneys, shareholders, predecessors, successors, assigns, insurers and affiliates (the “Company Parties”) of and from any and all claims, liabilities, demands, contentions, actions, causes of action, suits, costs, expenses, attorneys’ fees, damages, indemnities, debts, judgments, levies, executions and obligations of every kind and nature, in law, equity, or otherwise, both known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action; tort law; or contract law (individually a “Claim” and collectively “Claims”). The Claims you are releasing and waiving in this Agreement include, but are not limited to, any Claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; 42 U.S.C. § 1981, as amended; the Age Discrimination in Employment Act (“ADEA”), as amended; the Older Workers Benefit Protection Act; the Equal Pay Act; the Americans With Disabilities Act; the Genetic Information Nondiscrimination Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the Employee Polygraph Protection Act; the Worker Adjustment and Retraining Notification Act; the anti-retaliation provisions of the Sarbanes-Oxley Act, or any other federal or state law regarding whistleblower retaliation; the Lilly Ledbetter Fair Pay Act; the Uniformed Services Employment and Reemployment Rights Act; the Fair Credit Reporting Act; the National Labor Relations Act; the Immigration Reform and Control Act; Texas Labor Code, including the Texas Payday Act; the Texas Anti-Retaliation Act; Chapter 21 of the Texas Labor Code; the Texas Whistleblower; and/or any other federal, state, local or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released. YOU UNDERSTAND AND AGREE THAT THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL CLAIMS.
b.    Specific Release of ADEA Claims. You further unconditionally release and forever discharge the Company Parties from any and all Claims that the Employee Parties may have as of the date you sign this Agreement arising under the ADEA. By signing this Agreement, you acknowledge and confirm that: (i) you have been advised by the Company to consult with an attorney of your choice before signing this Agreement; (ii) you were given no fewer than twenty-one (21) days to consider the terms of this Agreement, although you may sign it sooner if desired; (iii) you are signing this Agreement in exchange for good and valuable consideration which is in addition to anything of value to which you are already entitled; (iv) you have seven (7) days from the date of signing this Agreement to revoke this Agreement by delivering to the Company a written notice of revocation that is received by the Company before the end of such seven-day period to Michael D. Hill at mhill@uplandsoftware.com but you understand that you will not be eligible for the Separation Benefits if you revoke this Agreement because your eligibility for the Separation Benefits is contingent upon you signing and not revoking the Agreement; (v) the release contained in this Section does not apply to rights and claims that may arise after the date on which you sign this Agreement, and (vi) you knowingly and voluntarily accept the terms of this Agreement. You further agree that any change to this Agreement, whether material or immaterial, will not restart the twenty-one (21) day period for you to consider the terms of this Agreement.
c.    Protected Rights. Notwithstanding the foregoing, other than events expressly contemplated by this Agreement you do not waive or release rights or Claims that may arise from events that occur after the date this waiver is executed. Also excluded from this Agreement are any Claims which cannot be waived by law, including, without limitation, any rights you may have under applicable workers’ compensation or unemployment laws. Nothing in this Agreement shall prevent you from filing, cooperating with, or participating in any proceeding or investigation before the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal government agency, or similar state or local agency (“Government Agencies”). You further understand this Agreement does not limit your ability to voluntarily communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive an award for information provided to the Government Agencies, you understand and agree that you are otherwise waiving, to the fullest extent permitted by law, any and all rights you may have to individual relief based on any Claims that you have released and any rights you have waived by signing this Agreement. If any Claim is not subject to release, to the extent permitted by law, you waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a Claim in which any of the Company Parties is a party. This Agreement does not abrogate your existing rights under any Company benefit plan, but it does waive, release and forever discharge Claims existing as of the date you execute this Agreement pursuant to any such plan or agreement. Nothing in this Agreement restricts or impedes you in any way from disclosing the underlying facts or circumstances giving rise to any claim by you of sexual harassment or sexual assault arising after the execution of this Agreement.
5.Return of Company Property. Within ten (10) days of the latter of the Separation Date or the end of the Transition Period, you agree to return to the Company all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property, credit cards, entry cards, identification badges and keys, access codes or devices; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).
6.Post-Termination Obligations. You acknowledge your continuing obligations under the PIA, attached hereto as Exhibit A, which includes, among other restrictions, your obligation not to use or disclose any confidential information of the Company, and to refrain from soliciting the Company’s customers or employees after your Separation Date. The Parties acknowledge and agree that all references to “employment” or “employ” in Sections 2 (Confidential Information) and 3 (Inventions) in the PIA shall include the Transition Period with respect to your services and relationship with the Company as Chairman, as set forth in Section 2 of this Agreement, such that those restrictions will continue during the Transition Period. In accordance with the Defense of Trade Secrets Act, you understand that confidential information that is also a “trade secret,” as defined by law, may be disclosed (A) if it is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, in the event that you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the trade secret to your attorney and use the trade secret information in the court proceeding, if you: (A) file any document containing the trade secret under seal; and (B) do not disclose the trade secret, except pursuant to court order.
7.Cooperation. The Parties agree that certain matters in which you have been involved during your employment may need your cooperation with the Company in the future. In consideration for the payments and benefits in this Agreement, you agree to cooperate with the Company in any pending or future matters arising out of or related to your service to the Company, including, but not limited to, any business transactions, business relationships, litigation, investigation or other dispute, in which you have knowledge or information; provided that the Company shall make reasonable efforts to minimize disruption of your other activities.
8.No Admission. This Agreement does not constitute an admission by the Company of any wrongful action or violation of any federal, state, or local statute, or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or of any other possible or claimed violation of law or rights.
9.Consultation; Voluntary Agreement. You acknowledge that the Company has advised you of your right to consult with an attorney prior to executing this Agreement. You have carefully read and fully understand all of the provisions of this Agreement. You are entering into this Agreement, knowingly, freely and voluntarily in exchange for good and valuable consideration to which you would not be entitled in the absence of executing and not revoking this Agreement.
10.Miscellaneous. This Agreement, including the PIA, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to the subject matter in this Agreement except to the extent necessary to further document and effectuate the cancellation of PSUs and issuance of RSUs as provided in Section 2. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company and approved by the Board. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. The Parties hereby irrevocably submit to the exclusive jurisdiction of federal and state courts in Travis County, Texas and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue.
[SIGNATURE PAGE FOLLOWS]

Upland Software, Inc.
By: /s/ Michael D. Hill
Name:    Michael D. Hill
Title:    Chief Financial Officer

February 25, 2026
Date

John T. McDonald

/s/ John T. McDonald
Signature
February 25, 2026
Date

Exhibit A
EMPLOYEE PROPRIETARY INFORMATION AGREEMENT
[Attached Below]

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